                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [ ]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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                               Nashua Corporation
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

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                               NASHUA CORPORATION

                               44 FRANKLIN STREET
                          NASHUA, NEW HAMPSHIRE 03060

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 25, 1997

     Notice is hereby given that the Annual Meeting of Stockholders of Nashua Corporation will be held at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire, on April 25, 1997 at 10:00 a.m., for the following purposes:

          1. To elect a Board of Directors for the ensuing year.

          2. To act upon any other business as may properly be brought before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 18, 1997, as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

                                          PAUL BUFFUM
                                          Vice President, General
                                          Counsel and Secretary

March 25, 1997

                  IF YOU ARE ENTITLED TO VOTE AT THE MEETING,
                  KINDLY EXECUTE AND MAIL THE ENCLOSED PROXY.

                                PROXY STATEMENT

                                    GENERAL

     The accompanying proxy is solicited on behalf of the Board of Directors of Nashua Corporation ("Nashua" or the "Company"), a Delaware corporation, whose principal executive offices are located at 44 Franklin Street, Nashua, New Hampshire 03060, for use at the annual meeting of the stockholders of Nashua to be held on April 25, 1997, and at any adjournment thereof. Each proxy executed and returned by a stockholder may be revoked by delivering written notice of such revocation to the Secretary of Nashua or by executing and delivering to the Secretary a proxy bearing a later date at any time at or before the meeting except as to any matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authorization conferred by such proxy. This proxy statement is being mailed to stockholders on or about March 25, 1997.

                               VOTING SECURITIES

     The only outstanding class of voting securities of Nashua is its common stock, each share of which entitles the holder thereof to one vote. Only stockholders of record at the close of business on March 18, 1997, are entitled to vote at the annual meeting and at any adjournment thereof. As of the close of business on such date, there were 6,623,225 shares of its common stock outstanding (excluding 24,030 shares held in Nashua's treasury). The holders of a majority of the issued and outstanding stock entitled to vote, present in person or by proxy, constitute a quorum for the transaction of business.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and, except for the election of directors, will also not be counted as votes cast or shares voting on such matter. Under Nashua's bylaws, the affirmative vote of the holders of a majority of the shares of Nashua's common stock entitled to vote held by stockholders present at the meeting in person or by proxy is required for the election of directors. Accordingly, a vote that is withheld from a particular nominee will be treated as entitled to vote and present and thus have the effect of a negative vote.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Pursuant to the bylaws of Nashua, the Board of Directors has fixed at seven the number of directors to be elected at the annual meeting. Nashua's directors are elected annually by the stockholders and hold office until successors are elected and qualified or until death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled until the next annual meeting of stockholders by the majority of directors then in office.

     Each proxy executed and returned by a stockholder will be voted for the election of the nominees for directors listed below, unless authority to do so is withheld. If, however, any nominee becomes unavailable (which is not now anticipated), the persons named as proxies may, in their discretion, vote for another nominee.

     All of the nominees for directors named below are now directors of Nashua, except for Mr. Murphy.

     The business experience of each nominee for the last five years and the year he first became a director of Nashua are as follows:

                                         DIRECTOR
              NAME                 AGE    SINCE                  BUSINESS EXPERIENCE
              ----                 ---   --------                -------------------
Sheldon A. Buckler(a)(c)(d)......  65      1994     Dr. Buckler has been Chairman of the Board of
                                                    Commonwealth Energy System since May 1995. He
                                                    was Vice Chairman of the Board of Polaroid
                                                    Corporation from prior to 1992 until his
                                                    retirement in 1994. He is also a Director of
                                                    Aseco Corporation, Parlex Corporation,
                                                    Spectrum Information Technologies, Inc. and
                                                    Cerion Technologies Inc.

Gerald G. Garbacz................  60      1996     Mr. Garbacz has been Chairman of the Board of
                                                    Nashua Corporation since June 14, 1996 and
                                                    President and Chief Executive Officer since
                                                    January 2, 1996. From 1994 through 1995, Mr.
                                                    Garbacz was a private investor. He was
                                                    Chairman and Chief Executive Officer of Baker
                                                    & Taylor Inc. (information distribution) from
                                                    1992 to 1994. He is also a Director of Handy &
                                                    Harman Inc. and Chairman of the Board of
                                                    Cerion Technologies Inc.

Charles S. Hoppin(a)(b)..........  65      1979     Mr. Hoppin has been a partner in the law firm
                                                    of Davis Polk & Wardwell since prior to 1992.

John M. Kucharski(a)(b)..........  61      1988     Mr. Kucharski has been Chairman of the Board,
                                                    Chief Executive Officer and President of EG&G,
                                                    Inc. (technical and scientific products and
                                                    services) since prior to 1992. He is also a
                                                    Director of New England Electric System, Eagle
                                                    Industry Co., Ltd. and State Street Boston
                                                    Corporation.

David C. Miller, Jr.(a)(c).......  54      1996     Mr. Miller has been President and Chief
                                                    Executive Officer of ParEx, Inc. (privately
                                                    held investment company) since December 1994.
                                                    From 1994 through 1995, Mr. Miller served as
                                                    President of Kennedy International Consulting,
                                                    Inc. and from prior to 1992 through December
                                                    1993 he served as Executive Vice President of
                                                    The Investigative Group Inc. During this
                                                    period, Mr. Miller also provided international
                                                    business consulting services to U.S.
                                                    corporations. He is also President of the
                                                    Corporate Council on Africa and a Director of
                                                    Georgetown University's Institute for the
                                                    Study of Diplomacy.

                                         DIRECTOR
              NAME                 AGE    SINCE                  BUSINESS EXPERIENCE
              ----                 ---   --------                -------------------
Peter J. Murphy..................  48      --       Mr. Murphy has been President of Parlex
                                                    Corporation (electrical components) since July
                                                    1995, Chief Operating Officer since May 1994
                                                    and a Director since March 1994. He was
                                                    Executive Vice President from May 1994 to July
                                                    1995, Vice President and General Manager,
                                                    Flexible Circuit Products Division, from
                                                    February 1993 to May 1994 and Assistant to the
                                                    President from December 1992 to February 1993.
                                                    Prior to December 1992, he was President of
                                                    Teledyne Electro-Mechanisms. He is also a
                                                    Director of Kyzen Corporation.

James F. Orr III(b)(c)...........  54      1989     Mr. Orr has been Chairman of the Board, Chief
                                                    Executive Officer and President of UNUM
                                                    Corporation (insurance) since prior to 1992.

---------------

(a) Member of the Audit/Finance and Investment Committee of Nashua's Board of Directors.

(b) Member of the Leadership and Compensation Committee of Nashua's Board of Directors.

(c) Member of the Governance Committee of Nashua's Board of Directors.

(d) Lead Director.

                         BOARD OF DIRECTORS COMMITTEES

     In June 1996, the Board of Directors elected Mr. Buckler as Lead Director and streamlined the Committee framework within which it operates. The Lead Director acts as Chairman in the Chairman's absence, chairs the Governance Committee and spearheads all activities related to Chief Executive Officer performance and succession. The Board reorganized the Audit, Executive Salary, Nominating and Pension Plan Review Committees into three new committees. The new committees of the Board of Directors are as follows:

AUDIT/FINANCE AND INVESTMENT COMMITTEE

     The Audit/Finance and Investment Committee, consolidating and augmenting the functions of the former Audit and Pension Plan Review Committees, is charged to take measures to protect the assets of the Company. In doing so, the committee supervises the soundness of the Company's financial records and reporting and its relationship with its independent accountants and provides the Board, the independent accountants, and the internal auditors with direct, non-management access to each other on a regular basis. The Audit/Finance and Investment Committee is also charged with responsibility for supervising policies and decisions relating to financing and major cash management, pension fund and capital investment decisions. The Audit/Finance and Investment Committee held two meetings in 1996. Prior to its reorganization, the Audit Committee held one meeting in 1996 and the Pension Plan Review Committee held one meeting in 1996.

LEADERSHIP AND COMPENSATION COMMITTEE

     The Leadership and Compensation Committee, formerly the Executive Salary Committee, is charged with the responsibility of screening candidates for the chief executive officer position; developing performance evaluation criteria; reviewing the caliber of and succession to key management positions and deciding on top management compensation. The Leadership and Compensation Committee held one meeting in 1996. Prior to its reorganization, the Executive Salary Committee held one meeting in 1996.

GOVERNANCE COMMITTEE

     The Governance Committee, formerly the Nominating Committee, is charged with responsibility for recommending to the entire Board the size and composition of the Board, policies regarding tenure and retirement of Directors, evaluation of Board and Director performance and recommendations for improvement on an annual basis, nomination of candidates for election to the Board, assignments to Board committees, and recommendations for improving governance processes of the Board. The Governance Committee will consider potential nominees for election to the Board of Directors recommended by any stockholder provided such recommendation is submitted in writing to the Secretary on or before November 25, 1997 for the 1998 annual meeting. The Nominating Committee held one formal meeting in 1996. While the newly created Governance Committee held no formal meetings in 1996, the Committee was active telephonically and informally during the year in discussions with directors and key management members which led to changes in the Board's composition and structure.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     During 1996, the Board of Directors held eight regular meetings and four special meetings. Each of the directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held while he was a director and (2) the total number of meetings held by all committees of the Board on which he served.

                           COMPENSATION OF DIRECTORS

     Directors of Nashua, except employees and officers of the Company, receive an annual retainer payable in shares of Nashua's common stock with a market value of $15,000. They also receive $1,000 in cash plus expenses for each Board meeting and Board committee meeting attended and are each year awarded options to purchase 1,000 shares of common stock having an exercise price equal to the fair market value for such shares on the date of award under the provisions of Nashua's 1996 Stock Incentive Plan. The Lead Director is compensated an additional $7,500 annually.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that all such filings required to be made by such Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual and long-term compensation paid to Nashua's five most highly paid executive officers in 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                               COMPENSATION AWARDS
                                                                           ----------------------------
                                            ANNUAL COMPENSATION              PERFORMANCE
                                    ------------------------------------        BASED          SHARES
                                                            OTHER ANNUAL     RESTRICTED      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY       BONUS     COMPENSATION   STOCK AWARDS(1)    OPTIONS     COMPENSATION(2)
---------------------------- ----   --------     --------   ------------   ---------------   ----------   ---------------
Gerald G. Garbacz(3)........ 1996   $400,538     $240,000     $173,920(4)    $ 1,680,000(5)        --         $10,831
  Chairman, President and
  Chief Executive Officer
Charles E. Turnbull(6)...... 1996   $289,615     $231,473     $147,878(4)             --           --         $ 5,541
  Vice President             1995   $ 83,154     $ 47,900           --       $   334,375(7)    40,000         $   553
  Commercial Products Group
Robin J. T. Clabburn(6)..... 1996   $234,462     $ 87,420           --                --           --              --
  Vice President and         1995   $217,607(8)        --     $    277(9)    $   334,375(7)    20,000              --
  Chief Technical Officer
Daniel M. Junius(6)......... 1996   $199,808     $ 80,000           --                --        3,000         $ 3,243
  Vice President-Finance,    1995   $146,374           --     $    561(10)   $   334,375(7)    11,500         $ 5,653
  Chief Financial Officer
  and Treasurer
Michael D. Jeans(11)........ 1996   $193,269           --     $106,999(4)    $   337,500(12)   40,000         $ 3,272
  Vice President
  Photo Group

---------------

 (1) The value of performance based restricted stock awards was determined by multiplying the fair market value of Nashua's common stock on the date of grant by the number of shares awarded.

 (2) Includes Company contributions to the Employees' Savings Plan, life insurance income and cash payments in lieu of medical benefits. In 1996, these amounts were:

        (a) as to the Employees' Savings Plan - Mr. Garbacz, $2,600; Mr. Turnbull, $2,600; Mr. Junius, $2,600 and Mr. Jeans, $2,228.

        (b) as to life insurance income - Mr. Garbacz, $7,511; Mr. Turnbull, $2,161; Mr. Junius, $643 and Mr. Jeans, $1,044.

        (c) as to cash payments in lieu of medical benefits - Mr. Garbacz, $720 and Mr. Turnbull, $780.

 (3) Mr. Garbacz first became an executive officer on January 2, 1996 succeeding Mr. Joseph A. Baute who resigned as President and Chief Executive Officer on that day. Mr. Baute received no compensation in respect of his duties as President and Chief Executive Officer in 1996.

 (4) Includes moving expense reimbursement and tax equalization payments.

 (5) Includes 120,000 shares of performance based restricted stock (granted when the price of Nashua shares was $14.00), 40,000 shares of which will vest when the average closing price over a 30 trading day period of Nashua shares (the "average closing price") reaches $20.00; 40,000 shares of which will vest when the average closing price of Nashua shares reaches $25.00; and 40,000 shares of which will vest when the average closing price of Nashua shares reaches $30.00. However, any shares which have not vested upon the earlier of (i) December 18, 2000 or (ii) termination of employment, will be forfeited.

     Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

 (6) Messrs. Turnbull, Clabburn and Junius first became executive officers in 1995. Mr. Turnbull joined the Company in August 1995.

 (7) Includes 25,000 shares of performance based restricted stock (granted when the price of Nashua shares was $13.375), 8,333 shares of which will vest when the average closing price reaches $20.00; 8,333 shares of which will vest when the average closing price reaches $25.00; and 8,334 shares of which will vest when the average closing price reaches $30.00. However, any shares which have not vested upon the earlier of (i) December 15, 2000 or
     (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

 (8) Mr. Clabburn received an additional $31,674 for consulting services performed in 1995 prior to becoming an employee of Nashua.

 (9) Tax equalization payments.

(10) Includes executive medical reimbursement income and tax equalization payments relating thereto.

(11) Mr. Jeans first became an executive officer on April 22, 1996. On an annualized basis, Mr. Jeans' 1996 salary compensation would have been $250,000.

(12) Includes 25,000 shares of performance based restricted stock (granted when the price of Nashua shares was $13.50), 8,333 shares of which will vest when the average closing price reaches $20.00; 8,333 shares of which will vest when the average closing price reaches $25.00; and 8,334 shares of which will vest when the average closing price reaches $30.00. However, any shares which have not vested upon the earlier of (i) April 22, 2001 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

STOCK OPTIONS

     The following table sets forth certain information as to options granted during 1996 to the individuals listed in the Summary Compensation Table. In accordance with SEC rules, also shown are the hypothetical gains or "option spreads", on a pretax basis, that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. To put this data into perspective, the resulting Nashua stock prices for the grant expiring on April 23, 2006 would be $21.99 at a 5% rate of appreciation and $35.02 at a 10% rate of appreciation, and for the grant expiring on June 15, 2006, $26.06 at a 5% rate of appreciation and $41.50 at a 10% rate of appreciation.

                 OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1996

                                                                                       POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED ANNUAL
                                                                                               RATES
                                                                                          OF STOCK PRICE
                                                                                           APPRECIATION
                       OPTIONS      % OF TOTAL OPTIONS    EXERCISE OR                     FOR OPTION TERM
                       GRANTED     GRANTED TO EMPLOYEES   BASE PRICE    EXPIRATION   -------------------------
        NAME             (#)             IN 1996           ($/SHARE)       DATE      0%       5%        10%
        ----          ----------   --------------------   -----------   ----------   ---   --------   --------
Gerald G. Garbacz...     --                  --                --             --       --       --         --
Charles E.
  Turnbull..........     --                  --                --             --       --       --         --
Robin J. T.
  Clabburn..........     --                  --                --             --       --       --         --
Daniel M. Junius....     3,000(1)           2.1%            $ 16.00      6/15/2006   $ 0   $ 30,187   $ 76,500
Michael D. Jeans....    40,000(2)          27.6%            $ 13.50      4/23/2006   $ 0   $339,603   $860,621

---------------

(1) These options will become exercisable on June 14, 1997.

(2) These options will become exercisable on April 22, 1997.

     The following table sets forth information as to options exercised in 1996 and unexercised options held at the end of 1996, by the individuals listed in the Summary Compensation Table:

                          OPTION EXERCISES IN 1996 AND
                        VALUE OF OPTIONS AT END OF 1996

                                                                                            VALUE OF UNEXERCISED,
                                                              NUMBER OF UNEXERCISED       IN-THE-MONEY, OPTIONS AT
                                                            OPTIONS HELD AT YEAR END             YEAR END(1)
                              SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
            NAME                ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              ---------------   --------   -----------   -------------   -----------   -------------
Gerald G. Garbacz...........         0             $0              0              0          $ 0            $ 0
Charles E. Turnbull.........         0             $0         40,000              0          $ 0            $ 0
Robin J. T. Clabburn........         0             $0         20,000              0          $ 0            $ 0
Daniel M. Junius............         0             $0         17,250          8,750          $ 0            $ 0
Michael D. Jeans............         0             $0              0         40,000          $ 0            $ 0

---------------

(1) Represents the difference between the closing price on the New York Stock Exchange of Nashua's common stock on December 31, 1996 ($12.00) and the exercise price of the options. The exercise prices of all such options were more than the closing price on December 31, 1996.

PENSION PLAN

     The following table shows estimated annual benefits payable upon retirement under the Nashua Corporation Retirement Plan for Salaried Employees (the "Retirement Plan"), which includes the individuals listed in the Summary Compensation Table:

                           ESTIMATED PENSION BENEFITS

 AVERAGE ANNUAL                          YEARS OF SERVICE
COMPENSATION FROM     ------------------------------------------------------
 JANUARY 1, 1992                                                    25 OR
  TO RETIREMENT       5 YEARS    10 YEARS   15 YEARS   20 YEARS   MORE YEARS
-----------------     --------   --------   --------   --------   ----------
   $   125,000    ... $ 13,750   $ 27,500   $ 41,250   $ 55,000    $  68,750
       250,000    ...   27,500     55,000     82,500    110,000      137,500
       375,000    ...   41,250     82,500    123,750    165,000      206,250
       500,000    ...   55,000    110,000    165,000    220,000      275,000
       625,000    ...   68,750    137,500    206,250    275,000      343,750
       750,000    ...   82,500    165,000    247,500    330,000      412,500
       875,000    ...   96,250    192,500    288,750    385,000      481,250
     1,000,000    ...  110,000    220,000    330,000    440,000      550,000

     Compensation covered by the Retirement Plan generally refers to total annual cash compensation, including salary and bonus, but excluding certain items such as the value of stock option awards and employer allocations to the Employees' Savings Plan. As of December 31, 1996, the individuals named in the Summary Compensation Table had the following years of service credited under the Retirement Plan: Mr. Clabburn is not eligible; Mr. Garbacz, 1 year; Mr. Turnbull, 1 year; Mr. Junius, 12 years; and Mr. Jeans, 0.5 years.

     The estimated annual benefits shown above are subject to an offset for 50% of a participant's primary Social Security benefit. Benefits as shown above, minus the 50% offset for Social Security benefit, are available for participants whose pensions start after reaching age 65. Participants who have five or more years of service are eligible to receive pensions after reaching age 60 and participants who have ten or more years of service are eligible to receive pensions after reaching age 55, but payments are reduced 4.2% per year for each year that a recipient starts receiving benefits earlier than at age 65. Payments are further reduced for participants whose credited service began before age 40 and terminate employment with Nashua prior to reaching age 55.

     The Employee Retirement Income Security Act of 1974 places limitations on pensions which may be paid under plans qualified under the Internal Revenue Code. Amounts exceeding such limitations may be paid outside of qualified plans. Nashua has a Supplemental Unfunded Excess Retirement Benefit Plan providing for such amounts for its employees including Messrs. Garbacz, Turnbull, Junius and Jeans.

CERTAIN TRANSACTIONS AND INDEBTEDNESS

     In conjunction with Mr. Garbacz's relocation from Connecticut to New Hampshire, the Company granted to Mr. Garbacz an interest free residential bridge loan in the amount of $340,000 pending the sale of Mr. Garbacz's Connecticut home. Mr. Garbacz has repaid the loan.

     In conjunction with Mr. Jeans' relocation from California to New England, the Company has granted to Mr. Jeans an interest free residential bridge loan in the amount of $395,000 pending the sale of Mr. Jeans' California home.

SEVERANCE AGREEMENTS

     The Company has entered into severance agreements with Messrs. Garbacz, Turnbull, Clabburn, Junius and Jeans in order to ensure their continued service to Nashua in the event of a change in control of Nashua. Such severance agreements provide that upon termination of employment under certain circumstances within three years of a "change in control" as defined in these agreements, the employee would receive severance pay equal to three times the sum of his annual salary and bonus for Messrs. Garbacz, Turnbull, Junius and Jeans and, in the case of Mr. Clabburn, the sum of one year's annual salary and bonus. In addition, each of Messrs. Garbacz, Turnbull, Junius and Jeans would be entitled to their severance pay if he were to voluntarily terminate his employment with Nashua during the 30 day period immediately after one year following a change in control; and Mr. Clabburn would be entitled to his severance pay if he were to voluntarily terminate his employment with Nashua during the 60 day period following the change in control. Additional payments are required with respect to Messrs. Turnbull and Junius in amounts such that after the payment of all taxes, the executive will be in the same after tax position as if no excise tax under Section 4999 of the Internal Revenue Code had been imposed. In addition, the agreements provide for the continuation for specified periods of certain other benefits.

THE LEADERSHIP AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Leadership and Compensation Committee, formerly the Executive Salary Committee, is composed of non-employee directors and is charged with the responsibility of screening candidates for the chief executive officer position; developing performance evaluation criteria; reviewing the caliber of and succession to key management positions and deciding on top management compensation. The Committee administers the Management Bonus Plan and the Company's stock option and stock incentive plans. Each year the Committee reviews the performance of the Chief Executive Officer against objectives and sets the Chief Executive Officer's base salary. The Committee also reviews the performance and the salary levels of other executive officers including the executives listed in the compensation table and makes decisions regarding the above plans.

     The Committee's compensation policies applicable to the Company's executive officers during 1996 are set forth below:

          The Committee believes that base salaries should be at competitive levels so as to attract and retain well qualified executives. With respect to the Chief Executive Officer's salary, the Committee considered a number of factors including survey data, the size and performance of the Company, past practice at the Company, each Committee member's own individual experiences in compensation matters and the inter-relationship of salary to cash incentive compensation and long-term equity based compensation. The Committee set the Chief Executive Officer's salary at essentially the same level it had been for chief executive officers at the Company for the past six years and tied his overall compensation heavily to stock performance by awarding him 120,000 shares of performance based restricted stock described below. The aggregate amount of base salaries for the four Vice Presidents listed in the compensation table was substantially equal to the aggregate amount of median base salaries for similar positions according to survey data.

          The Committee believes that incentive compensation paid in cash should be awarded to support company objectives based on company, group, division and personal performance during the preceding year. The Company's Management Bonus Plan provides that cash awards may be granted each year by the Committee based on corporate, group, division and personal performance. For the individuals who served as Chief Executive Officer and principal corporate staff officers, award targets for 1996 were based on the Company's pretax operating income budget and personal performance objectives. For the Vice Presidents in charge of Nashua's Commercial Products Group and Photofinishing Group, award targets were based on the respective group's pretax operating income budget, working capital budget (for Commercial Products Group only) and personal performance objectives. Bonus payments were authorized by the Committee to be paid to four of the officers listed in the compensation table (Messrs. Garbacz, Turnbull, Clabburn and Junius) for performance in 1996, since their predetermined targets had been exceeded.

          The Committee believes that long-term equity-based compensation should be awarded to provide incentive to executives to create value for stockholders and give the executives a substantive ownership interest in the Company's success. In 1996, the Company awarded performance based restricted stock to two key executives (Messrs. Garbacz and Jeans). These awards will become unrestricted when the average price per share of the Company's stock over a thirty trading day period reaches certain levels, namely $20.00, $25.00 and $30.00 per share. During the past two years, the Committee's policy has been to award performance based restricted stock and stock option grants in greater numbers than preceding years in order to more closely align the interests of management with those of stockholders and to attract and retain executives during a period when the Company has been undergoing an operating and financial turnaround.

     The Committee has not adopted a policy on the tax law disallowing deductions on compensation in excess of $1 million for certain executives of public companies. The Company believes that options and performance based restricted stock awards granted under its stock incentive plans are exempt from the limitation and that other compensation expected to be paid during 1997 will be below the compensation limitation.

                                          Leadership and Compensation Committee
                                                 James F. Orr III, Chairman
                                                 Charles S. Hoppin
                                                 John M. Kucharski

                               PERFORMANCE GRAPHS

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the S&P 500 Index and a composite peer group for the five years commencing December 31, 1991 and ending December 31, 1996. The Company selected a peer group because, offering a diverse mix of products and services, it did not believe that published industry or line-of-business indices provided an adequate measure for comparison to the Company as a whole.

     The Company's products and services include facsimile and thermal papers, pressure sensitive labels, specialty papers, copier and laser printer supplies and photofinishing services. In constructing a composite peer group, the Company selected published indices to represent various products and, because no published photofinishing index was available, has selected a peer group for that segment. The indices are: for facsimile and thermal papers, pressure sensitive labels and specialty papers -- the S&P Paper and Forest Products Index and for copier and laser printer supplies -- the S&P Office Equipment & Supplies Index. As peer companies in the photofinishing segment, the Company selected Eastman Kodak Company and Seattle Filmworks, Inc. and weighted them by market capitalization. The Company then weighted the two indices and photofinishing peer group in proportion to the 1996 revenues of Nashua's products and services represented by the respective indices and peer group.

        Measurement Period
      (Fiscal Year Covered)               Nashua Corporation     Composite Peer Group     S&P 500 Index
1991                                            100.00                 100.00                 100.00
1992                                            126.25                 107.62                 103.19
1993                                            125.61                 118.45                 128.66
1994                                             96.52                 120.01                 137.65
1995                                             66.12                 165.11                 185.51
1996                                             58.23                 203.02                 224.37

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares and percentage of Nashua's common stock deemed to be beneficially owned by each director and nominee for director, each executive officer named in the Summary Compensation Table above and by all directors and officers of Nashua as a group, as of March 25, 1997:

                                                    AMOUNT AND NATURE OF       PERCENT OF SHARES
                      NAME                         BENEFICIAL OWNERSHIP(A)        OUTSTANDING
-------------------------------------------------  -----------------------     -----------------
Sheldon A. Buckler...............................            5,937(b)              *
Robin J. T. Clabburn.............................           48,814(c)(d)           *
Gerald G. Garbacz................................          132,848(e)(k)          2.0
Charles S. Hoppin................................            6,937(b)              *
Michael D. Jeans.................................           65,000(f)(g)           *
Daniel M. Junius.................................           46,689(c)(h)(k)        *
John M. Kucharski................................            7,437(b)              *
David C. Miller, Jr..............................            1,937(b)              *
Peter J. Murphy..................................                0                 --
James F. Orr III.................................            8,937(b)              *
Charles E. Turnbull..............................           69,000(c)(i)          1.0
Directors and Officers as a group (21 persons)...          552,510(j)(k)(l)       8.3

                                                                   *Less than 1%

(a) Information as to the interests of the respective nominees has been furnished in part by them. The inclusion of information concerning shares held by or for their spouses or children or by corporations in which they have an interest does not constitute an admission by such nominees of beneficial ownership thereof. Unless otherwise indicated, all persons have sole voting and dispositive power as to all shares they are shown as owning.

(b) Includes shares each non-employee director has a right to acquire through the exercise of stock options as of May 31, 1997 - Mr. Buckler, 2,000 shares; Mr. Hoppin, 4,000 shares; Mr. Kucharski, 4,000 shares; Mr. Miller, 1,000 shares; and Mr. Orr, 4,000 shares.

(c) Includes 25,000 shares of performance based restricted stock, 8,333 shares of which will vest when the average closing price over a 30 trading day period of Nashua shares (the "average closing price") reaches $20.00; 8,333 shares of which will vest when the average closing price reaches $25.00; and 8,334 shares of which will vest when the average closing price reaches $30.00. However, any shares which have not vested upon the earlier of (i) December 15, 2000 or (ii) termination of employment, will be forfeited.

(d) Includes 20,000 shares Mr. Clabburn has a right to acquire through the exercise of stock options as of May 31, 1997.

(e) Includes 120,000 shares of performance based restricted stock, 40,000 shares of which will vest when the average closing price reaches $20.00; 40,000 shares of which will vest when the average closing price reaches $25.00; and 40,000 shares of which will vest when the average closing price reaches $30.00. However, any shares which have not vested upon the earlier of (i) December 18, 2000 or (ii) termination of employment, will be forfeited.

(f) Includes 40,000 shares Mr. Jeans has a right to acquire through the exercise of stock options as of May 31, 1997.

(g) Includes 25,000 shares of performance based restricted stock, 8,333 shares of which will vest when the average closing price reaches $20.00; 8,333 shares of which will vest when the average closing price reaches $25.00; and 8,334 shares of which will vest when the average closing price reaches $30.00. However, any shares which have not vested upon the earlier of (i) April 22, 2001 or (ii) termination of employment, will be forfeited.

(h) Includes 16,300 shares Mr. Junius has a right to acquire through the exercise of stock options as of May 31, 1997.

(i) Includes 40,000 shares Mr. Turnbull has a right to acquire through the exercise of stock options as of May 31, 1997.

(j) Includes 250,350 shares which the directors and officers of Nashua have the right to acquire through exercises of stock options as of May 31, 1997.

(k) Includes shares held in trust under the Employees' Savings Plan under which the participating employee has voting power as to the shares in his account. As of December 31, 1996, 348 shares are held in trust for Mr. Garbacz's account; 3,652 shares are held in trust for Mr. Junius' account; and 14,554 shares are held in trust for the accounts of all directors and officers as a group. No director other than Mr. Garbacz participates in the Plan.

(l) Includes 245,000 shares of performance based restricted stock.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows the number of shares and percentage of Nashua's common stock beneficially owned by all persons known to Nashua to be the beneficial owners of more than 5% of its common stock, as of March 25, 1997:

                                                                    AMOUNT AND           PERCENT OF
                                                               NATURE OF BENEFICIAL     COMMON STOCK
                  NAME OF BENEFICIAL OWNER                          OWNERSHIP           OUTSTANDING
-------------------------------------------------------------  --------------------     ------------
Gabelli Funds, Inc./GAMCO Investors, Inc./Gabelli............         637,800(b)            9.63%
  International Limited/Gabelli International II Limited/
  Gabelli Performance Partnership L.P./Mario J. Gabelli(a)
  One Corporate Center, Rye, NY 10580

The TCW Group, Inc./Robert Day(c)............................         431,600(d)            6.52%
  865 South Figueroa Street, Los Angeles, CA 90017

Gouws Capital Management, Inc.(e)............................         367,735(f)            5.55%
  511 Congress Street, Portland, ME 04101

GeoCapital Corporation(g)....................................         355,800(h)            5.37%
  767 Fifth Avenue, New York, NY 10153

Pioneering Management Corporation(i).........................         348,800(j)            5.27%
  60 State Street, Boston, MA 02109

Capital Technology, Inc.(k)..................................         332,000               5.01%
  8314 Pineville-Matthews Road, Suite 295 Charlotte, NC 28247

---------------

(a) Information is based on a joint Schedule 13D (Amendment No. 9) dated February 5, 1997, furnished by such beneficial owners which are affiliated with one another.

 (b) Gabelli Funds, Inc. owns 292,500 shares for which it has sole voting power and sole dispositive power. GAMCO Investors, Inc. owns 311,800 shares, for which it has sole voting power and sole dispositive power. Gabelli Performance Partnership L.P. owns 15,000 shares for which it has sole voting power and sole dispositive power. Gabelli International Limited owns 12,000 shares for which it has sole voting power and sole dispositive power. Gabelli International II Limited owns 6,500 shares for which it has sole voting power and sole dispositive power.

 (c) Information is based on Schedule 13G (Amendment No. 1), dated February 12, 1997, furnished by such beneficial owners.

 (d) Sole voting power and sole dispositive power.

 (e) Information is based on Schedule 13G (Amendment No. 1), dated February 5, 1997, furnished by such beneficial owner.

 (f) Sole voting power as to 41,127 shares and sole dispositive power as to 367,735 shares.

 (g) Information is based on Schedule 13G, dated February 15, 1997, furnished by such beneficial owner.

 (h) Sole dispositive power only.

 (i) Information is based on Schedule 13G, dated January 23, 1997, furnished by such beneficial owner.

 (j) Sole voting power as to 348,800 shares, sole dispositive power as to 32,800 shares and shared dispositive power as to 316,000 shares.

 (k) Information is based upon a general review of an ownership summary of Nashua provided by Disclosure Information Group's retrieval database services. Such information is insufficient to determine whether the beneficial owner has sole voting or dispositive powers.

                               INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP, Nashua's independent accountants for the year 1996, are also Nashua's independent accountants for the year 1997. Representatives of Price Waterhouse LLP are expected to be present at the stockholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Any stockholder proposal which is to be included in the proxy materials for the 1998 annual meeting must be received by Nashua on or before November 25, 1997. Such proposals should be directed to Nashua Corporation, 44 Franklin Street, P.O. Box 2002, Nashua, New Hampshire 03061-2002, Attention: Suzanne L. Ansara, Assistant Secretary.

                                 MISCELLANEOUS

     The Board of Directors does not presently know of any other matters to be presented to the annual meeting. If any other matters are brought before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxies on such matters in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

     The cost of solicitation of proxies will be borne by Nashua. In addition to the use of the mails, proxies may be solicited by officers and regular employees of Nashua, without extra compensation, by telephone or by other means of communication. Nashua will reimburse banks, brokers or other similar agents or fiduciaries for forwarding proxy material to beneficial owners of common stock.

     Nashua has also retained Morrow & Co., Inc. to aid in the solicitation of proxies by personal interview, or by telephone or by other means of communication. Nashua anticipates that the cost of such service will not exceed $7,500.

     Nashua will provide free of charge to any stockholder from whom a proxy is solicited pursuant to this proxy statement, upon written request from such stockholder, a copy of Nashua's annual report filed with the Securities and Exchange Commission on Form 10-K for Nashua's fiscal year ended December 31, 1996. Requests for such report should be directed to Nashua Corporation, 44 Franklin Street, P.O. Box 2002, Nashua, New Hampshire 03061-2002, Attention:
Suzanne L. Ansara, Assistant Secretary.

                                          PAUL BUFFUM
                                          Vice President, General
                                          Counsel and Secretary

Nashua, New Hampshire
March 25, 1997

                               NASHUA CORPORATION

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - APRIL 25, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoint(s) PAUL BUFFUM, DANIEL M. JUNIUS and P BRUCE T. WRIGHT and each of them attorneys or attorney of the undersigned
     (with full power of substitution in them and in each of them), for and in
R the name(s) of the undersigned to vote and act at the annual meeting of the stockholders of Nashua Corporation, to be held at the Crowne Plaza, 2
O Somerset Parkway, Nashua, New Hampshire, on April 25, 1997 at 10:00 a.m., or any adjournment thereof, upon or in respect of all shares of stock of
X Nashua Corporation upon or in respect of which the undersigned would be entitled to vote or act, and with all the powers the undersigned would
Y possess, if personally present, upon all matters which may properly come before said meeting, as described in the Proxy Statement and Notice dated March 25, 1997, receipt of which is hereby acknowledged.

          UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AS MORE SPECIFICALLY SET FORTH IN THE PROXY STATEMENT; IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES NAMED IN PROPOSAL 1.

          In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                                         -----------
                                                         SEE REVERSE
        CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE        SIDE
                                                         -----------

    Please mark
[X] votes as in
    this example.

    NOTE: Signature should be exactly as name appears on imprint. If stock is registered in the names of two or more persons as joint owners, trustees or otherwise, the proxy should be personally signed by each of them or accompanied by proof of authority of less than all to act. In the case of executors, administrators, trustees, guardians and attorneys, unless the stock is registered in their names, proof of authority should accompany this proxy.

    1. Election of Directors
    NOMINEES: Sheldon A. Buckler, Gerald G. Garbacz, Charles S.
    Hoppin, John M. Kucharski, David C. Miller, Jr., Peter J. Murphy James F. Orr III.

                        FOR             WITHHELD
                        [ ]               [ ]

    [ ]
       ----------------------------------------
       For all nominees except as noted above

                                                                MARK HERE
                                                               FOR ADDRESS  [ ]
                                                                CHANGE AND
                                                               NOTE AT LEFT


                           PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POST PAID RETURN ENVELOPE.

Signature:                  Date:        Signature:                 Date:
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